Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS AND NINE MONTHS ENDED APRIL 30, 2013

     J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2013.

     Revenues from Operations for the three months ended April 30, 2013, were $3,704,426 compared to revenues of $4,181,446 in the comparable 2012 three-month period, while revenues from Operations for the nine months ended April 30, 2013, were $12,004,447 compared to revenues of $12,273,220 in the comparable 2012 nine-month period.

     Net income from Operations for the three months ended April 30, 2013, was $73,037, or $.04 per share, compared to net income from Operations of $140,159, or $.07 per share, in the comparable 2012 three-month period.

     Net income from Operations for the nine months ended April 30, 2013, was $562,843, or $.28 per share, compared to net income from Operations of $826,081, or $.41 per share, in the comparable 2012 nine-month period.

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Dated: June 5, 2013